Exhibit 99.1

Purple Expands U.S. Manufacturing with a New Facility in Georgia

In support of growing consumer demand, Purple has signed a lease for an additional 520,000-square-foot manufacturing facility on the East Coast, adding hundreds of new jobs.

LEHI, Utah – July 27, 2020 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), the leader in comfort innovation and the creator of the renowned Purple® Mattress, today announced the expansion of its U.S. manufacturing to the East Coast. Before the end of 2020, Purple will create hundreds of new jobs by opening a new plant in Henry County, Georgia.

“We are proud to be a U.S. manufacturer,” said Joe Megibow, CEO of Purple. “During these challenging times, we feel especially proud that we are able to invest in significantly expanding our manufacturing and production capacity domestically, creating many new jobs in the process.”

The decision to open Purple’s third manufacturing plant – and first outside of Utah – in Henry County came after an extensive search process to find the right location and state partner in this new venture.

“We are thrilled that Purple Innovation selected Georgia for their first expansion,” said Georgia Department of Economic Development Commissioner Pat Wilson. “As a national leader in manufacturing and logistics, I’m confident that our state will continue to attract innovative, solutions-oriented companies that create quality jobs and fuel economic growth.”

Purple is a leader in comfort product innovation and specializes in the development and production of products such as mattresses, pillows and seat cushions. Purple has a 30-year history of innovation and manufacturing of advanced cushioning materials through its two founders, Tony and Terry Pearce. Today, Purple has over 670,000 square feet of manufacturing space in Alpine and Grantsville, Utah, but is ready to expand its manufacturing capabilities and footprint across the United States to meet increasing consumer demand.

“It’s a pleasure to welcome Purple as an all-American success story to the extensive list of advanced manufacturers using innovative technologies and skills to create in-demand products right here in Georgia,” said Governor Kemp. “I look forward to seeing the opportunities that Purple creates for the hardworking Georgians in and around Henry County.”

Individuals interested in career opportunities with Purple may visit purple.com/careers for additional information.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements regarding the benefits of our new leased facility, the impact on the Henry County community, and the number of new jobs expected to be created with the new leased facility. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020 and our Quarterly Reports on Form 10-Q, and in our other filings made with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200

Media Contact:
Alecia Pulman, ICR
purplePR@icrinc.com
646-277-1200

Purple Innovation, Inc.
Misty Bond
Director of Purple Communications
misty.b@purple.com

385-498-1851